EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Sportswear Company on Form S-8 of our report dated January 30, 2003 (March 14, 2003 as to Note 17), appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2002.




/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Portland, Oregon
August 28, 2003